Exhibit 5.1

April 27, 2022

Retail Opportunity Investments Corp.

Retail Opportunity Investments Partnership, LP

11250 El Camino Real, Suite 200

San Diego, California 92130

Ladies and Gentlemen:

We have acted as counsel to Retail Opportunity Investments Corp. (the “Company”) in connection with a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time by the Company of: (1) its common stock, par value $0.0001 per share (“Common Stock”); (2) its preferred stock, par value $0.0001 per share (“Preferred Stock”); (3) its depositary shares (“Depositary Shares”) representing an entitlement to all rights and preferences of fractions of shares of Preferred Stock of a specified series and evidenced by depositary receipts (“Depositary Receipts”); (4) warrants entitling the holders to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”); (6) rights entitling the holders to purchase Common Stock or Preferred Stock (“Rights”); (7) its debt securities (which may be issued in one or more series) (“Debt Securities”); and (8) guarantees by the Company (“Guarantees”) of debt securities issued by Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purported to be originals and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies or in portable document format.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1. The Company is a corporation duly incorporated under the laws of the State of Maryland and is in good standing.

2. When the board of directors of the Company (the “Board”) authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization that (a) each share of such Common Stock is sold for at least its par value as contemplated in the Registration Statement or (b) such Common Stock is issued on the exercise of a right to convert Preferred Stock, Depositary Shares or Debt Securities, on the exercise of Warrants or on the exercise of Rights, which are sold for at least the par value of such Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

3. When the Board authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of the Articles of Amendment and Restatement of the Company (the “Charter”), including any articles supplementary relating to the issuance of such Preferred Stock, and in accordance with that authorization (a) each share of such Preferred Stock is sold for at least its par value as contemplated in the Registration Statement or (b) such Preferred Stock is issued on the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that such Preferred Stock will be legally issued, fully paid and nonassessable.

4. When the Board authorizes the creation and sale of Depositary Shares representing interests in shares of a particular series of Preferred Stock in accordance with the provisions of the Charter relating to the issuance of Depositary Shares and in accordance with that authorization, a duly executed and delivered deposit agreement, and a validly issued and delivered Depositary Receipt evidencing such Depositary Shares, such Depositary Shares are (a) sold for at least the par value of such Preferred Stock as contemplated in the Registration Statement or (b) issued on the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in such Depositary Receipts and such deposit agreement (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

5. When the Board authorizes the issuance of Warrants which provide for the issuance of Common Stock, Preferred Stock or Depositary Shares (in any such case, the “Warrant Securities”) and in accordance with that authorization such Warrants are issued as contemplated in the Registration Statement and (a) if such Warrant Securities are shares of Common Stock, the applicable actions described in paragraph 2 above shall have been taken, (b) if such Warrant Securities are shares of Preferred Stock, the applicable actions described in paragraph 3 above shall have been taken, or (c) if such Warrant Securities are Depositary Shares, the applicable actions described in paragraph 4 above shall have been taken, such Warrants will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

6. When the Board authorizes the issuance of Rights which provide for the right to purchase Common Stock or Preferred Stock, upon payment of consideration equal to at least the par value of such Common Stock or Preferred Stock, and which do not contain provisions which violate applicable law, and in accordance with that authorization such Rights are issued as contemplated in the Registration Statement, such Rights will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

7. When the Board authorizes the creation of one or more series of Debt Securities, and if such Debt Securities provide for the issuance of Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights or Guarantees, upon the conversion of such Debt Securities (in any such case, the “Conversion Securities”) (a) if the Conversion Securities are shares of Common Stock, the applicable actions described in paragraph 2 above shall have been taken, (b) if the Conversion Securities are shares of Preferred Stock, the applicable actions described in paragraph 3 above shall have been taken, (c) if the Conversion Securities are Depositary Shares, the applicable actions described in paragraph 4 above shall have been taken, (d) if the Conversion Securities are Warrants, the applicable actions described in paragraph 5 above shall have been taken, (e) if the Conversion Securities are Rights, the applicable actions described in paragraph 6 above shall have been taken, or (f) if the Conversion Securities are Guarantees, the applicable actions described in paragraph 8 below shall have been taken, and in accordance with that authorization and a duly executed and delivered indenture and any supplemental indenture between the Company and the trustee named therein, such Debt Securities are sold as contemplated in the Registration Statement, if the interest on such Debt Securities is not at a rate which violates applicable law, such Debt Securities will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

8. When the Board authorizes the issuance of Guarantees, and in accordance with that authorization such Guarantees have been duly executed and delivered by the Company in conformity with a duly executed and delivered indenture and any supplemental indenture between the Company, the Operating Partnership and the trustee named therein, such Guarantees have been issued as contemplated in the Registration Statement and consideration therefor has been received by the Company, such Guarantees will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

The opinions set forth in this letter relate only to the General Corporation Law of the State of Maryland, and the laws of the State of New York, each as currently in effect. We express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Depositary Shares, Warrants, Rights, Debt Securities and Guarantees are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP